Exhibit 99.1

COEUR D’ALENE, Idaho – July 14, 2015 – Command Center, Inc. (OTCQB: CCNI), a national provider of on-demand and temporary staffing solutions, has elected Richard Finlay to its board of directors. Finlay takes the board seat held by Command Center CFO, Jeff Wilson. Wilson served on the board since 2010 and was a member of the audit committee until his appointment as CFO in 2014.

Following his appointment as CFO, Wilson continued serving as a director on an interim basis until the search for a new independent director could be completed.  Command Center is committed to maintaining a board of directors that is comprised of people who are independent from the company, apart from the CEO.  The company believes this is the best governance practice and will engender constructive deliberations among directors.

Richard Finlay has served in senior leadership positions (as either CEO or CFO) for a number of enterprises, including Pet’s Choice, a veterinary hospital group; Fluid Marine, a boat manufacturer; Kinetix Living, a fitness and nutrition company; and Carena, an early stage health care company. Earlier in his career he worked in business development at The Boeing Company.  He is currently executive vice president and CFO of Eastside Catholic School, a private school located in Sammamish, Washington. Prior to Eastside, he was the director of operations for Ecofiltro S.A., which delivers safe drinking water to Guatemalan families.

“Richard brings to our board a broad financial and operational background, including responsibility for both organic growth and acquisitions,” said Command Center president and CEO, Bubba Sandford. “His appointment comes at an opportune time, as we continue to profitably grow from existing stores while evaluating the most efficient ways to deliver shareholder value and the various alternatives with which to deploy our cash.  These alternatives include enhanced training and support for of our current branch operations, new store openings, potential acquisitions and/or stock buyback."

Finlay’s non-profit experience includes serving on the board of directors and as interim CEO for the Seattle/King County Humane Society. Finlay graduated with a Bachelor of Arts in Business Administration from the University of Washington.

About Command Center

Command Center provides flexible on-demand employment solutions to businesses in the United States, primarily in the areas of light industrial, hospitality and event services. Through 57 field offices, the company provides employment annually for nearly 32,000 field team members working for 3,400 clients.
For more information about Command Center, go to www.commandonline.com.

Important Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, the severity and duration of the general economic downturn, the availability of workers’ compensation insurance coverage, the availability of capital and suitable financing for the company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in the Form 10-K filed with the Securities and Exchange Commission on March 4, 2015, and in other statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Relations Contact

Chris Tyson
Liolios Group, Inc.
Tel 949-574-3860
CCNI@liolios.com